Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intelli-Check, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85436 and 333-47882) and on Form S-3 (Nos. 333-127663, 333-104597 and 333-59494) of Intelli-Check, Inc., of our report dated March 27, 2007, relating to the financial statements contained in the Annual Report on Form 10-K for each of the three years in the period ended  December 31, 2006.

/s/ Amper, Politziner & Mattia, P.C.
New York, New York
March 27, 2007